Exhibit 99

                             Selected Information
                    Relating to Series 1992-1 Certificates,
                     Series 1992-2 Certificates, Series
                      1992-3 Certificates and Series 1994-1
                        Certificates from January 1, 1994
                          through September 30, 1994
                    ----------------------------------------


          Series 1992-1,   Series 1992-2,   Series 1992-3,  Series 1994-1,
          6 7/8% Auto      7 3/8% Auto      5 5/8% Auto     Floating Rate
          Loan Asset       Loan Asset       Loan Asset      Auto Loan Asset
          Backed           Backed           Backed          Backed
          Certificates     Certificates     Certificates    Certificates
          --------------   --------------   --------------  ---------------
Interest
Paid      $ 51,562,500.03  $ 38,718,749.97  $ 42,187,500.00  $ 10,241,805.56

Servicing
Fee Paid  $  7,499,999.97  $  5,249,999.97  $  7,499,999.97  $  1,972,222.22




















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